Exhibit 99.1

McEWEN MINING ANNOUNCES CLOSING OF TIMBERLINE ACQUISITION

TORONTO, Aug 19th, 2024 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) today reported the completion of the previously announced acquisition of all the issued and outstanding common shares of Timberline Resources Corporation (TSXV:TBR)(OTCQB:TLRS) (“Timberline”) by way of a merger between Timberline and a wholly-owned subsidiary of McEwen Mining (the “Transaction”). Timberline shareholders overwhelmingly approved the merger with McEwen Mining at Timberline’s special meeting held on August 16th, 2024.

“We are pleased to bring Timberline's assets into McEwen Mining and offer a warm welcome to its shareowners. We aim to move the Eureka project forward on multiple fronts, including additional exploration drilling, permitting activities and development planning,” commented Rob McEwen, Chairman and Chief Owner. “Nevada is a place where we want to operate for a long time, our priority is adding opportunities for growth at a reasonable cost.”

As a result of the Transaction, the shares of Timberline will cease trading on, and will be delisted from, the TSX Venture Exchange and the OTCQB Venture within five business days.

Pursuant to the Transaction, former Timberline shareholders are entitled to receive 0.01 of a McEwen Mining share for each Timberline share held. In order to receive McEwen Mining shares in exchange for Timberline shares, Timberline registered shareholders must complete, sign, date and return (together with the certificate or DRS statement representing their shares) the letter of transmittal, which are being mailed to such shareholders by Computershare Investor Services Inc., the depositary.

For those shareholders of Timberline whose shares are registered in the name of a broker, investment dealer, bank, trust company or other intermediary or nominee, these shares should automatically transfer in the near future. For more information, please contact your specific intermediary or nominee.

McEwen Mining is an “Eligible Interlisted Issuer” as such term is defined in the TSX Company Manual. As an Eligible Interlisted Issuer, the Company has relied on an exemption pursuant to Section 602.1 of the TSX Company Manual, the effect of which is that the Company was not required to comply with certain requirements relating to the issuance of securities in connection with the Transaction.

For full details of the Transaction refer to the Form S-4/A Registration Statement filed by filed by McEwen Mining on EDGAR at www.sec.gov.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and

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competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward‑looking statements and information include, but are not limited to, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risk, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Quarterly Report on Form 10-Q for the three months ended March 31, 2024 and June 30, 2024, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it owns approximately 48% of McEwen Copper which owns the large, advanced stage Los Azules copper project in Argentina. The Company’s objective is to improve the productivity and life of its assets with the goal of increasing its share price and providing an investor yield. Rob McEwen, Chairman and Chief Owner, has a personal investment in the company of US$220 million. His annual salary is US$1.

WEB SITE	SOCIAL MEDIA
www.mcewenmining.com	McEwen Mining	Facebook:	facebook.com/mcewenmining
		LinkedIn:	linkedin.com/company/mcewen-mining-inc-
CONTACT INFORMATION		Twitter:	twitter.com/mcewenmining
150 King Street West		Instagram:	instagram.com/mcewenmining
Suite 2800, PO Box 24
Toronto, ON, Canada	McEwen Copper	Facebook:	facebook.com/ mcewencopper
M5H 1J9		LinkedIn:	linkedin.com/company/mcewencopper
		Twitter:	twitter.com/mcewencopper
Relationship with Investors:		Instagram:	instagram.com/mcewencopper
(866)-441-0690 - Toll free line
(647)-258-0395	Rob McEwen	Facebook:	facebook.com/mcewenrob
Mihaela Iancu ext. 320		LinkedIn:	linkedin.com/in/robert-mcewen-646ab24
info@mcewenmining.com		Twitter:	twitter.com/robmcewenmux

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